Earnings Release	Exhibit 99.1
Q4 and Full Year 2022

Coursera Reports Fourth Quarter and Full Year 2022 Financial Results

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Fourth quarter revenue grows 24% year-over-year
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Full year 2022 revenue grows 26% year-over-year

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera (NYSE: COUR) today announced financial results for its fourth quarter and full year ended December 31, 2022.

“As the year came to a close, we were reminded of the transformative power of technology to change the way we teach, learn, and work. Every person, in every job, needs to keep learning to stay relevant,” said Coursera CEO Jeff Maggioncalda. “More than 21 million new learners came to Coursera in 2022 seeking the in-demand skills and recognized industry credentials that can unlock new job opportunities and advancements in their careers.”

Financial Highlights for Fourth Quarter 2022

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Total revenue was $142.2 million, up 24% from $115.0 million a year ago.
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Gross profit was $87.9 million or 61.8% of revenue, up 23% from $71.3 million or 62.0% of revenue a year ago. Non-GAAP gross profit was $88.9 million or 62.5% of revenue, up 24% from $71.9 million or 62.5% of revenue a year ago.
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Net loss was $(51.7) million or (36.4)% of revenue, compared to $(47.7) million or (41.5)% of revenue a year ago. Non-GAAP net loss was $(6.5) million or (4.6)% of revenue, compared to $(24.1) million or (21.0)% of revenue a year ago.
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Adjusted EBITDA was $(5.8) million or (4.1)% of revenue, compared to $(19.6) million or (17.0)% of revenue a year ago.
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Net cash used in operating activities was $(5.4) million, compared to $0.8 million provided by operating activities a year ago. Free cash flow was $(7.9) million, compared to $(1.9) million a year ago.

Financial Highlights for Full Year 2022

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Total revenue was $523.8 million, up 26% from $415.3 million in the prior year.
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Gross profit was $331.5 million or 63.3% of revenue, up 33% from $249.5 million or 60.1% of revenue in the prior year. Non-GAAP gross profit was $334.6 million or 63.9% of revenue, up 33% from $251.6 million or 60.6% of revenue in the prior year.
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Net loss was $(175.4) million or (33.5)% of revenue, compared to $(145.2) million or (35.0)% of revenue in the prior year. Non-GAAP net loss was $(53.4) million or (10.2)% of revenue, compared to $(52.4) million or (12.6)% of revenue in the prior year.
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Adjusted EBITDA was $(36.9) million or (7.1)% of revenue, compared to $(35.5) million or (8.5)% of revenue in the prior year.
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Net cash used in operating activities was $(38.1) million, compared to $1.7 million provided by operating activities in the prior year. Free cash flow was $(51.9) million, compared to $(11.9) million in the prior year.

For more information regarding the non-GAAP financial measures discussed in this press release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Earnings Release

Q4 and Full Year 2022

“In 2022, we grew revenue 26% year-over-year, reflecting our ability to deliver the skills and branded credentials desired by both individuals and institutions in today’s digital economy,” said Ken Hahn, Coursera’s CFO. “We enter 2023 in a strong financial position, focused on key strategic initiatives to drive long-term growth across our platform.”

Operating Segment Highlights for Fourth Quarter 2022

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Consumer revenue was $79.8 million, up 21% from a year ago on sustained demand for industry microcredentials, particularly our entry-level Professional Certificate catalog. Segment gross margin was $58.2 million, or 73.0% of Consumer revenue, compared to 69.4% a year ago. We added 5 million new registered learners during the quarter for a total of 118 million.
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Enterprise revenue was $50.5 million, up 41% from a year ago on growth across business, campus, and government customers. The total number of Paid Enterprise Customers increased to 1,149, up 43% from a year ago. Segment gross margin was $33.5 million, or 66.4% of Enterprise revenue, compared to 67.5% a year ago. Our Net Retention Rate (NRR) for Paid Enterprise Customers was 108%.
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Degrees revenue was $11.9 million, down 11% from a year ago on lower student enrollments. Segment gross margin was 100.0% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 18,103, up 12% from a year ago.

All key business metrics are as of December 31, 2022. For more information regarding the metrics discussed in this press release, please see "Key Business Metrics Definitions" below.

Content, Customer, and Platform Highlights

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Content and Credentials:
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Launched two new entry-level Professional Certificates created by leading global brands, further enhancing the roles available in Career Academy with SAP Technology Consultant, as well as Goodwill Career Coach and Navigator.
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Announced our first liberal studies degree with a bachelor’s completion program from Georgetown University, designed as an affordable, flexible way for adult learners to finish their degree.
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Welcomed our first degree from West Virginia University (WVU) with a Master of Science in Software Engineering, offered at an affordable price for students around the globe looking to unlock a career in software engineering.
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Enterprise Customers:
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Coursera for Business won new and expanded customer relationships with leading global brands, including Belcorp (Peru), Fikes Wholesale (U.S.), Ford Motor Company (U.S.), Sanofi (France), and Unicomer (Costa Rica).
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Coursera for Government expanded our international customer reach with new reskilling and upskilling programs, including Dubai Police (UAE), NITDA (Nigeria), Governo do Espirito Santo (Brazil), and UNDP.
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Coursera for Campus signed a multi-year partnership with the University of Texas System to equip students and faculty across 8 campuses with the skills and credentials needed in the digital economy, including our entry-level Professional Certificates, which are being integrated for-credit at several universities.
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Learning Platform:
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Enhanced our catalog’s search and discovery with “Credit Eligible” filtering and badging, allowing learners to more easily identify content and credentials that can stack towards a degree.
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Secured American Council on Education (ACE) Credit Recommendation for two additional entry-level Professional Certificates, with a total of 14 now recognized for academic credit.
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Curated a new Leadership Academy offering with a targeted selection of Clips, courses, and Guided Projects for customers seeking a scalable leadership solution built for the entire organization.

Highlights reflect developments since September 30, 2022 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Earnings Release

Q4 and Full Year 2022

Financial Outlook

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First quarter 2023:
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Revenue in the range of $136 to $140 million
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Adjusted EBITDA in the range of $(12.5) to $(15.5) million
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Full year 2023:
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Revenue in the range of $595 to $605 million
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Adjusted EBITDA in the range of $(26) to $(34) million
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Free cash flow in the range of $(12) to $(18) million

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Earnings Release

Q4 and Full Year 2022

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its fourth quarter and full year 2022 performance today, February 9, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 118 million registered learners as of December 31, 2022. Coursera partners with over 300 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a B Corp in February 2021.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

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Q4 and Full Year 2022

Net Retention Rate (“NRR”) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” as of a period end by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end (“Current Period ARR”). Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months, but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such degree program during the period. If a degree term spans across multiple quarters, said student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net loss, Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Non-GAAP Gross Profit and Non-GAAP Net Loss

We define non-GAAP gross profit and non-GAAP net loss as GAAP gross profit and GAAP net loss excluding the impact of stock-based compensation, restructuring charges and payroll tax expense related to stock-based activities. We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income; (3) other (income) expense, net; (4) stock-based compensation expense; (5) restructuring charges; (6) income tax expense; and (7) payroll tax expense related to stock-based activities. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Earnings Release

Q4 and Full Year 2022

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash (used in) provided by operating activities, less cash used for purchases of property, equipment, software, and capitalized internal-use software costs. Purchases of property, equipment, and software and capitalized internal-use software costs are considered necessary components of our ongoing operations.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding: Coursera’s ability to deliver the in-demand skills and branded credentials desired by both individuals and institutions for today’s digital jobs; Coursera’s mission to provide universal access to world-class learning; the demand for online learning; anticipated features and benefits of our customer and partner relationships and our content and platform offerings; the anticipated utility of non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the relative nascency of online learning solutions and risks related to market adoption of online learning; our ability to maintain and expand our partnerships with our university and industry partners and to create opportunities with new partners; our dependence on our partners for content available on our platform; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; our ability to compete effectively; the COVID-19 pandemic’s impact on our business and our industry; regulatory matters impacting us or our partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to international operations, including regulatory, economic, and geopolitical conditions, and our status as a B Corp, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Earnings Release

Q4 and Full Year 2022

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except shares and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$142,180	$114,956	$523,756	$415,287
Cost of revenue(1)	54,305	43,669	192,277	165,818
Gross profit	87,875	71,287	331,479	249,469
Operating expenses:
Research and development(1)	42,835	38,331	165,134	135,410
Sales and marketing(1)	61,919	57,594	227,676	179,337
General and administrative(1)	28,998	22,852	105,900	77,785
Restructuring charges(1)	10,149	—	10,149	—
Total operating expenses	143,901	118,777	508,859	392,532
Loss from operations	(56,026)	(47,490)	(177,380)	(143,063)
Interest income	5,671	93	9,144	320
Other income (expense), net	173	(95)	(2,401)	(346)
Loss before income taxes	(50,182)	(47,492)	(170,637)	(143,089)
Income tax expense	1,535	246	4,720	2,126
Net loss	$(51,717)	$(47,738)	$(175,357)	$(145,215)
Net loss per share—basic and diluted	$(0.35)	$(0.34)	$(1.21)	$(1.28)
Weighted average shares used in computing net loss per share—basic and diluted	147,177,497	141,117,797	145,263,726	113,587,523

(1) Includes stock-based compensation expense as follows:
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of revenue	$1,017	$555	$3,089	$2,092
Research and development	14,742	11,133	48,779	42,783
Sales and marketing	8,140	6,488	30,092	25,992
General and administrative	10,911	5,140	28,703	20,316
Restructuring charges	122	—	122	—
Total stock-based compensation expense	$34,932	$23,316	$110,785	$91,183

Earnings Release

Q4 and Full Year 2022

Coursera Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	December 31, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$320,817	$580,658
Marketable securities	459,654	241,117
Accounts receivable, net	53,734	34,396
Deferred costs, net	24,147	19,666
Prepaid expenses and other current assets	17,636	16,494
Total current assets	875,988	892,331
Property, equipment, and software, net	27,096	24,725
Operating lease right-of-use assets	9,605	16,321
Intangible assets, net	8,553	10,091
Other assets	26,355	15,442
Total assets	$947,597	$958,910

Liabilities and Stockholders’ Equity
Current liabilities:
Educator partners payable	$66,375	$49,206
Other accounts payable and accrued expenses	23,342	23,257
Accrued compensation and benefits	21,163	18,353
Operating lease liabilities, current	8,658	8,031
Deferred revenue, current	115,701	94,637
Other current liabilities	7,202	7,639
Total current liabilities	242,441	201,123
Operating lease liabilities, non-current	5,791	11,864
Deferred revenue, non-current	3,076	3,851
Other liabilities	1,714	559
Total liabilities	253,022	217,397
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,364,116	1,235,231
Treasury stock—at cost	(4,701)	(4,701)
Accumulated other comprehensive loss	(718)	(252)
Accumulated deficit	(664,123)	(488,766)
Total stockholders’ equity	694,575	741,513
Total liabilities and stockholders’ equity	$947,597	$958,910

Earnings Release

Q4 and Full Year 2022

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(175,357)	$(145,215)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	18,503	14,757
Stock-based compensation expense	110,785	91,183
Amortization or accretion of marketable securities	(895)	501
Impairment of long-lived assets	6,124	—
Other	1,088	(448)
Changes in operating assets and liabilities:
Accounts receivable, net	(20,598)	5,863
Prepaid expenses and other assets	(18,290)	(5,697)
Operating lease right-of-use assets	4,839	5,301
Accounts payable and accrued expenses	17,893	16,322
Accrued compensation and other liabilities	3,409	7,670
Operating lease liabilities	(5,841)	(6,336)
Deferred revenue	20,289	17,845
Net cash (used in) provided by operating activities	(38,051)	1,746
Cash flows from investing activities:
Purchases of marketable securities	(593,770)	(241,758)
Proceeds from maturities of marketable securities	375,000	204,981
Purchases of property, equipment, and software	(1,578)	(1,554)
Capitalized internal-use software costs	(12,299)	(12,090)
Purchases of content assets	(1,377)	(1,188)
Net cash used in investing activities	(234,024)	(51,609)
Cash flows from financing activities:
Proceeds from exercise of stock options	17,586	31,766
Proceeds from employee stock purchase plan	6,829	6,397
Proceeds from initial public offering, net of offering costs	—	525,284
Payment of deferred offering costs	(295)	(6,119)
Payment of tax withholding on vesting of restricted stock units	(11,886)	(7,172)
Net cash provided by financing activities	12,234	550,156
Net (decrease) increase in cash, cash equivalents, and restricted cash	(259,841)	500,293
Cash, cash equivalents, and restricted cash—Beginning of period	582,719	82,426
Cash, cash equivalents, and restricted cash—End of period	$322,878	$582,719
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$320,817	$580,658
Restricted cash, current	487	—
Restricted cash, non-current	1,574	2,061
Total cash, cash equivalents, and restricted cash	$322,878	$582,719

Earnings Release

Q4 and Full Year 2022

Coursera Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Gross profit	$87,875	$71,287	$331,479	$249,469
Stock-based compensation expense	1,017	555	3,089	2,092
Payroll tax expense related to stock-based activities	12	11	28	64
Non-GAAP gross profit	$88,904	$71,853	$334,596	$251,625

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(51,717)	$(47,738)	$(175,357)	$(145,215)
Stock-based compensation expense	34,810	23,316	110,663	91,183
Restructuring charges	10,149	—	10,149	—
Payroll tax expense related to stock-based activities	229	330	1,120	1,643
Non-GAAP net loss	$(6,529)	$(24,092)	$(53,425)	$(52,389)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net loss	$(51,717)	$(47,738)	$(175,357)	$(145,215)
Depreciation and amortization	4,996	4,249	18,503	14,757
Interest income	(5,671)	(93)	(9,144)	(320)
Other (income) expense, net	(173)	95	2,401	346
Stock-based compensation expense	34,810	23,316	110,663	91,183
Restructuring charges	10,149	—	10,149	—
Income tax expense	1,535	246	4,720	2,126
Payroll tax expense related to stock-based activities	229	330	1,120	1,643
Adjusted EBITDA	$(5,842)	$(19,595)	$(36,945)	$(35,480)
Net loss margin	(36)%	(42)%	(33)%	(35)%
Adjusted EBITDA Margin	(4)%	(17)%	(7)%	(9)%

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities(2)	$(5,442)	$805	$(38,051)	$1,746
Less: purchases of property, equipment, and software	(192)	(326)	(1,578)	(1,554)
Less: capitalized internal-use software costs	(2,217)	(2,378)	(12,299)	(12,090)
Free Cash Flow	$(7,851)	$(1,899)	$(51,928)	$(11,898)

(2) Includes cash payments of $4.8 million, related to restructuring charges, made during the three months and year ended December 31, 2022.